UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 17, 2019

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 8.01 – Other Events

Board of Director Committees (“Board Committees”)

On October 17, 2019, Perma-Fix Environmental Services, Inc.’s (“the Company”) Board of Directors (“the Board”) approved the following revision to the composition of the Board Committees upon the resignation of Stanley Robert Cochran as a Board member effective on October 18, 2019. The resignation of Stanley Robert Cochran from the Company’s Board was previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 11, 2019.

Audit Committee

Mark Zwecker – Chairman

Larry Shelton

Zach Wamp

Zach Wamp, a director, replaced Stanley Robert Cochran as an Audit Committee member. The Board has determined that Zach Wamp meets the Nasdaq’s composition requirements, including the requirements regarding financial literacy and financial sophistication, and that Zach Wamp is independent under the Nasdaq listing standards and the rules of the SEC regarding audit committee membership.

Corporate Governance and Nominating Committee

Joe Reeder – Chairman

Zach Wamp

Larry Shelton

Larry Shelton, Board Chairman, replaced Stanley Robert Cochran as a member of the Corporate Governance and Nominating Committee. The Board has determined that Larry Shelton is independent under the NASDAQ listing requirements.

Strategic Advisory Committee

Dr. Louis Centofanti – Chairman

Joe Reeder

Mark Zwecker

Larry Shelton

Dr. Lou Centofanti, a director, replaced Stanley Robert Cochran as the Chairman of the Strategic Advisory Committee. Dr. Louis Centofanti currently holds the position of Executive Vice President of Strategic Initiatives of the Company.

No changes were made to the composition of the Compensation and Stock Option Committee.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2019

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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